SCHEDULE A
 To the Advisory Agreement dated March 1, 1997 between Key Asset Management Inc.
  (the "Adviser") and The Victory Portfolios, on behalf of the following Funds


Fee, at an annual rate, expressed as a percentage of average daily net assets.*

                                                                                                                         Must Be
   Name of Fund               Effective January 1, 2005               Prior to January 1, 2005         Last Approved   Approved By
   ------------               -------------------------               ------------------------         -------------   -----------
1.   Balanced Fund       0.60% on the first $400 million,      0.70% on the first $400 million,        December 16,   December 31,
                         0.55% on the next $400 million and    0.65% on the next $400 million, and     2004           2005
                         0.50% on assets in excess of $800     0.60% on assets in excess of $800
                         million                               million

2.   Convertible Fund    0.75% on the first $400 million,      0.75%                                   December 16,   December 31,
                         0.65% on the next $400 million and                                            2004           2005
                         0.60% on assets in excess of $800
                         million

3.   Core Bond Fund      0.50% on the first $400 million,      0.75%                                   December 16,   December 31,
     (formerly,          0.45% on the next $400 million and                                            2004           2005
     Intermediate        0.40% on assets in excess of $800
     Income Fund)        million

4.   Diversified Stock   0.65% on the first $800 million,      0.65% on the first $800 million and     December 16,   December 31,
     Fund                0.60% on the next $1.6 billion and    0.60% on assets in excess of $800       2004           2005
                         0.55% on assets in excess of $2.4     million
                         billion

5.   Federal Money       0.25% on the first $1.5 billion,      0.25%                                   December 16,   December 31,
     Market Fund         0.20% on the next $1.5 billion and                                            2004           2005
                         0.15% on assets in excess of $3
                         billion

6.   Financial           0.50%                                 0.50%                                   December 16,   December 31,
     Reserves Fund                                                                                     2004           2005

7.   Fund for Income     0.50% on the first $400 million,      0.50%                                   December 16,   December 31,
                         0.45% on the next $400 million and                                            2004           2005
                         0.40% on assets in excess of $800
                         million

8.   Institutional       0.20% on the first $1.5 billion,      0.20%                                   December 16,   December 31,
     Money Market Fund   0.17% on the next $1.5 billion and                                            2004           2005
                         0.15% on assets in excess of $3
                         billion

---------------
* Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time. Any such voluntary waiver will be irrevocable and determined in advance of rendering investment advisory services by the Adviser, and shall be in writing and signed by the parties hereto.

                                                                                                                         Must Be
   Name of Fund               Effective January 1, 2005               Prior to January 1, 2005         Last Approved   Approved By
   ------------               -------------------------               ------------------------         -------------   -----------
9.   National            0.55% on the first $400 million,      0.55%                                   December 16,   December 31,
     Municipal Bond      0.50% on the next $400 million and                                            2004           2005
     Fund                0.45% on assets in excess of $800
                         million

10.  Ohio Municipal      0.55% on the first $400 million,      0.60%                                   December 16,   December 31,
     Bond Fund           0.50% on the next $400 million and                                            2004           2005
                         0.45% on assets in excess of $800
                         million

11.  Ohio Municipal      0.45% on the first $600 million,      0.50%                                   December 16,   December 31,
     Money Market Fund   0.35% on the next $600 million and                                            2004           2005
                         0.25% on assets in excess of $1.2
                         billion

12.  Prime Obligations   0.35% on the first $1.5 billion,      0.35%                                   December 16,   December 31,
     Fund                0.30% on the next $500 million,                                               2004           2005
                         0.25% on the next $500 million and
                         0.20% on assets in excess of $2.5
                         billion

13.  Small Company       0.65% on the first $100 million,      0.65% on the first $100 million,        December 16,   December 31,
     Opportunity Fund    0.55% on the next $100 million, and   0.55% on the next $100 million, and     2004           2005
                         0.45% on assets in excess of $200     0.45% on assets in excess of $200
                         million                               million

14.  Special Value Fund  0.75% on the first $400 million,      0.75% on the first $400 million,        December 16,   December 31,
                         0.65% on the next $400 million, and   0.65% on the next $400 million, and     2004           2005
                         0.60% on assets in excess of $800     0.60% on assets in excess of $800
                         million                               million

15.  Stock Index Fund    0.25% on the first $400 million,      0.25% on the first $400 million,        December 16,   December 31,
                         0.20% on the next $400 million, and   0.20% on the next $400 million, and     2004           2005
                         0.15% on assets in excess of $800     0.15% on assets in excess of $800
                         million                               million

16.  Tax-Free Money      0.35% on the first $600 million,      0.35%                                   December 16,   December 31,
     Market Fund         0.30% on the next $600 million and                                            2004           2005
                         0.25% on assets in excess of $1.2
                         billion

17.  Value Fund          0.75% on the first $400 million,      0.75% on the first $400 million,        December 16,   December 31,
                         0.65% on the next $400 million, and   0.65% on the next $400 million, and     2004           2005
                             0.60% on assets in excess of $800     0.60% on assets in excess of $800
                             million                               million

Current as of December 14, 2005.